SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2005

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	6712	52-2407114
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2005, NewAlliance Bancshares, Inc. ("NAL") announced that it had entered into an Agreement and Plan of Merger dated as of April 12, 2005 (the "Agreement") by and among NAL, Cornerstone Bancorp, Inc. ("CBI") and their wholly-owned subsidiaries, NewAlliance Bank and Cornerstone Bank. Subject to the terms of the Agreement, CBI will merge with and into NAL (the "Merger") and immediately thereafter, Cornerstone Bank will merge with and into NewAlliance Bank. It is expected that the transactions will be consummated at the beginning of 2006.

In connection with the Merger, each issued and outstanding share of common stock of CBI shall be converted into the right to receive (i) 2.518 shares of NAL common stock, (ii) $35.00 in cash, or (iii) a combination thereof (collectively, the "Merger Consideration"), plus cash in lieu of any fractional share interests. All outstanding options to acquire shares of CBI common stock shall be cancelled in the Merger and converted into the right to receive a lump sum cash payment in the amount equal to the excess, if any, of $35.00 over the per share exercise price of such stock option for each share of CBI common stock subject thereto. The aggregate Merger Consideration is valued at approximately $48.7 million. The type of Merger Consideration each CBI shareholder elects to receive in the Merger may be adjusted, if necessary, so that 70% of the total Merger Consideration shall be paid in NewAlliance common stock.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to (i) the approval of the Agreement by the shareholders of CBI, and (ii) the receipt of the requisite regulatory approvals of the Merger by the applicable regulatory agencies.

For additional information, reference is made to the press release dated April 13, 2005, which is included as Exhibit 99.1 and is incorporated herein by reference, and the other exhibits filed herewith.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) The following exhibits are included in this Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among NewAlliance Bancshares, Inc. and NewAlliance Bank and Cornerstone Bancorp, Inc. and Cornerstone Bank dated as of April 12, 2005.

10.1	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Merrill J. Forgotson.

10.2	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Ernest J. Verrico.

10.3	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Anthony S. Luciano.

10.4	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and John A. Lynn.

10.5	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Leigh A. Hardisty.

10.6
Release, Consulting and Noncompetition Agreement dated as of April 12, 2005 by and between NewAlliance Bancshares, Inc., NewAlliance Bank, Cornerstone Bancorp, Inc., Cornerstone Bank and James P. Jakubek.

10.7
Release, Consulting and Noncompetition Agreement dated as of April 12, 2005 by and between NewAlliance Bancshares, Inc., NewAlliance Bank, Cornerstone Bancorp, Inc., Cornerstone Bank and Paul H. Reader.

99.1	Press Release dated April 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By: /s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer

Date: April 14, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among NewAlliance Bancshares, Inc. and NewAlliance Bank and Cornerstone Bancorp, Inc. and Cornerstone Bank dated as of April 12, 2005.

10.1	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Merrill J. Forgotson.

10.2	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Ernest J. Verrico.

10.3	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Anthony S. Luciano.

10.4	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and John A. Lynn.

10.5	Retention Agreement dated as of April 12, 2005 by and between Cornerstone Bancorp, Inc., Cornerstone Bank, NewAlliance Bank and Leigh A. Hardisty.

10.6
Release, Consulting and Noncompetition Agreement dated as of April 12, 2005 by and between NewAlliance Bancshares, Inc., NewAlliance Bank, Cornerstone Bancorp, Inc., Cornerstone Bank and James P. Jakubek.

10.7
Release, Consulting and Noncompetition Agreement dated as of April 12, 2005 by and between NewAlliance Bancshares, Inc., NewAlliance Bank, Cornerstone Bancorp, Inc., Cornerstone Bank and Paul H. Reader.

99.1	Press Release dated April 13, 2005.